UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED APRIL 18, 2023

SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on June 7, 2023, at 12:00 p.m. Pacific time. The Annual Meeting will be a virtual stockholder meeting and you will be able to participate in the 2023 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ACHV2023. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

The Annual Meeting will be held for the following purposes:

1.	To elect eight directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.

To approve an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to permit the exculpation of officers as permitted pursuant to recent amendments to the Delaware General Corporation Law;

4.	To approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers;

5.

To approve, by a non-binding advisory vote, whether future non-binding advisory votes to approve the compensation paid by us to our named executive officers should be held every one, two or three years;

6.	To approve our 2023 Non-Employee Director Equity Incentive Plan; and

7.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 13, 2023 are entitled to notice of, and to vote at, the Annual Meeting. For at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive office at the above address.

By Order of the Board of Directors,

John Bencich Chief

Executive Officer

Vancouver, British Columbia, Canada

April     , 2023

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on attending virtually, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting virtually, you may revoke your proxy and vote at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2023

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2022 are available at ir.achievelifesciences.com.

Page
BOARD OF DIRECTORS	5

PROPOSAL ONE: ELECTION OF DIRECTORS	15

REPORT OF THE AUDIT COMMITTEE	18

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

PROPOSAL THREE: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS	21

PROPOSAL FOUR: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	22

PROPOSAL FIVE: ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES	23

PROPOSAL SIX: APPROVAL OF 2023 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN	24

EXECUTIVE OFFICERS	31

EXECUTIVE COMPENSATION	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	44

OTHER MATTERS	45

APPENDIX A	A1

APPENDIX B	B1

PRELIMINARY PROXY STATEMENT DATED APRIL 18, 2023

SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

PROXY STATEMENT FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, or Proxy Statement, is furnished in connection with the solicitation of proxies on behalf of the board of directors, or Board of Directors or Board, of Achieve Life Sciences, Inc., a Delaware corporation, or the Company or Achieve, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on June 7, 2023, at 12:00 p.m. Pacific time for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen that the Annual Meeting be held by virtual meeting. To be admitted virtually to the Annual Meeting at www.virtualshareholdermeeting.com/ACHV2023, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy will first be mailed on or about April [    ], 2023 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on April 13, 2023, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on April 13, 2023, we had [    ] shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Virtual Participation in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. A summary of the information you need to participate in the Annual Meeting online is provided below:

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/ACHV2023. The webcast will begin at 12:00 a.m. Pacific time on June 7, 2023.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•

To enter the meeting, please have your control number which is available on your proxy card, voting instructions form or notice. If you do not have your control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

•

Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ACHV2023.

Board Recommendation

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors, who are, John Bencich, Stuart Duty, Vaughn Himes, Cindy Jacobs, Thomas B. King, Bridget Martell, Thomas Sellig, and Richard Stewart;

•	FOR the ratification of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	FOR the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law;

•	FOR the approval of the compensation of our named executive officers;

•	to select EVERY THREE YEARS as the frequency at which our stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers; and

•	FOR the approval of our 2023 Non-Employee Director Equity Incentive Plan.

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated and Proposal Six. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal Three, Proposal Four and Proposal Five.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the approval of the amendment to our Restated Certificate of Incorporation, FOR the approval of the compensation of our named executive officers, FOR the selection of EVERY THREE YEARS as the frequency at which our stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers, FOR the approval of our 2023 Non-Employee Director Equity Incentive Plan, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting virtually, you can join at www.virtualshareholdermeeting.com/ACHV2023.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•	delivering a written notice of revocation to our Secretary at our principal executive office at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1;

•	delivering a valid proxy bearing a later date or submitting a new later dated proxy; or

•	attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Stockholder Nominations” below.

Quorum

The presence, virtually or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes properly cast at the Annual Meeting. Approval of Proposals Two, Four and Six requires a majority of the votes properly cast at the Annual Meeting. Approval of Proposal Three requires the majority of the outstanding shares of common stock. For Proposal Five, the frequency that receives the most votes properly cast at the Annual Meeting will be the frequency approved by our stockholders.

Broker Non-Votes

For banks, brokers or other nominee accounts, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. Proposal One (election of our directors), Proposal Three (approval to amend our Second Amended and Restated Certificate of Incorporation), Proposal Four (approval of compensation to named executive officers), Proposal Five (approval of frequency of vote on compensation to named executive officers), and Proposal Six (approval of our 2023 Non-Employee Director Equity Incentive Plan) will be treated as non-routine matters. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on any of Proposal One, Proposal Three, Proposal Four, Proposal Five or Six, no votes will be cast on your behalf with respect to such proposal. The approval of Proposal Two (the ratification of the selection of PwC as our independent public accounting firm) will be treated as routine matters, and, therefore, no broker non-votes are expected to exist with respect to this proposal.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Impact on the Vote of Broker Non-Votes, Abstentions and Withholding from Voting

As noted above, broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes, as well as abstentions and withholding from voting, will not, however, be treated as votes cast and, therefore, will have no effect on the outcome of Proposal One (election of our directors) and Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), Proposal Four (approval of compensation to named executive officers), Proposal Five (approval of frequency of vote on compensation to named executive officers), and Proposal Six (approval of our 2023 Non-Employee Director Equity Incentive Plan), and will have the effect of a vote against Proposal Three (approval to amend our Second Amended and Restated Certificate of Incorporation). As stated above, Proposal Two will be treated as a routine matter, which means that brokers will be able to use their discretion to vote on behalf of the beneficial owner absent instructions from such owners; therefore, no broker non-votes are expected to exist with respect to this proposal. Broker non-votes will have the same effect as a vote “Against” Proposal Three (approval to amend our Second Amended and Restated Certificate of Incorporation).

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of April 13, 2023 a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year 2022. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2022, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attention: Investor Relations.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are eleven members of the Board of Directors. However, Donald Joseph, Martin Mattingly and Jay Moyes will not be standing for re-election at the Annual Meeting, and therefore, effective as of the Annual Meeting, our Board of Directors will consist of eight members and the size of the Board of Directors will be reduced accordingly. The following table sets forth information with respect to the directors nominated for election at the annual stockholders meeting. The ages of such persons are shown as of April 13, 2023.

Name	Age	Position	Director Since

John Bencich	46	Director and Chief Executive Officer and Member of the Chemistry, Manufacturing & Controls Committee	2020

Richard Stewart	64	Director, Executive Chairman. Chairman of the Board and Member of the Chemistry, Manufacturing & Controls Committee	2017

Cindy Jacobs	65	Director, President and Chief Medical Officer	2021

Bridget Martell	57	Director, Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee	2021

Vaughn Himes	62	Director and Member of the Chemistry, Manufacturing & Controls Committee	2022

Stuart Duty	58	Director	2023

Thomas B. King	68	Director	2023

Thomas Sellig	56	Director	2023

The Board of Directors held a total of six meetings during fiscal year 2022. During fiscal year 2022, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2022 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

John Bencich has served as our Chief Executive Officer and member of the Board of Directors since September 2020. Previously, Mr. Bencich served as our Vice President and Chief Financial Officer from August 2014 to September 2017, and as our Executive Vice President and Chief Operating Officer from August 2017 to August 2020. Mr. Bencich joined us from Integrated Diagnostics, Inc., a molecular diagnostics company, where he served as Chief Financial Officer from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc. since July 2011. He served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. Earlier in his career, Mr. Bencich held roles at Onyx Software Corporation, a publicly traded software company, and Ernst & Young LLP an international professional services firm. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and held an active license for 17 years. The determination was made that Mr. Bencich should serve on our Board of Directors based on our belief that the Board of Directors have the benefit of management’s perspective and, in particular, that of the Chief Executive Officer, as well as Mr. Bencich’s extensive financial experience.

Richard Stewart has served as our Executive Chairman since September 2020, and as our Chairman of the Board and a director since the consummation of the merger between OncoGenex Pharmaceuticals, Inc. and Achieve in August 2017, or the Merger. Previously, Mr. Stewart served as Chief Executive Officer from the Merger to September 2020, and was Chairman and a director of Achieve, from its founding in May 2015, through the Merger. Mr. Stewart is also a founder and has served as a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such positions from 1995 to 1998. Mr. Stewart holds a B.S. in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors due to his prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide the Board of Directors with in-depth product and field knowledge.

Cindy Jacobs, Ph.D., M.D., has served as our President since September 2020 and our Chief Medical Officer since August 2008, and a member of the Board of Directors since March 2021. Previously, Dr. Jacobs served as Executive Vice President and Chief Medical Officer of OncoGenex Pharmaceuticals, Inc. from September 2005 to August 2008. Dr. Jacobs is also the founder of Eagles Ridge Executive Consulting LLC., an executive consulting business operating since July 2020. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. Dr. Jacobs currently serves on the Board of Directors of Pacylex Pharmaceuticals Inc. since October 2020 and HiberCell Inc. since September 2021 and previously served on the Board of Directors of Renown Pharmaceuticals Private Limited from January 2018 to October 2021. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School. The determination was made that Dr. Jacobs should serve on our Board of Directors based on our belief that the Board of Directors have the benefit of management’s perspective and, in particular, that of the President and Chief Medical Officer, as well as Dr. Jacob’s extensive clinical and regulatory experience and experience serving on the boards of directors of various companies.

Bridget Martell, M.A., M.D., has served as a director since March 2021. Dr. Martell is currently the President and Chief Executive Officer of the privately held biotechnology company Artizan Biosciences, Inc. In December of 2021 she also joined Aligos Therapeutics Inc., a publicly traded biotechnology company, as an independent director. Dr. Martell is also a Venture partner with AlleyCorp Healthcare a private fund in NYC. She has served as Acting Chief Medical Officer of both Nobias Therapeutics from August 2020 to August 2021 and for Verseau Therapeutics from October 2020 to September 2021. In October 2017, Dr. Martell began working with Kura Oncology, a clinical-stage biopharmaceutical company, where she served as VP, Clinical Development from October 2017 to January 2020, as Acting Chief Medical Officer from January 2020 to August 2020 and as Senior Scientific Advisor from August 2020 to December 2021. Concurrently, Dr. Martell served as Chief Medical Officer of RRD International, a boutique Contract Research Organization from April 2018 to January 2020. From January 2015 to September 2017, Dr. Martell served as Senior Vice President, New Product Development and Chief Medical Officer at Juniper Pharmaceuticals, a publicly traded specialty pharmaceuticals company. From October 2011 to April 2013, she was Executive Director, Head Medical Affairs at Purdue Pharma L.P., a privately held pharmaceutical company. Previous to that, Dr. Martell held leadership roles of increasing responsibility at Pfizer, Inc., a publicly traded biopharmaceutical company from 2005 to 2011. Dr. Martell earned her B.S. in microbiology from Cornell University, her M.A. in molecular immunology from Boston University and her M.D. from the Chicago Medical School. She completed her internship and residency in internal medicine and was an internal medicine chief resident and RWJ Faculty Clinical Scholar at Yale University. Dr. Martell is board certified in both internal and addiction medicine. The determination was made that Dr. Martell should serve on the Board of Directors due to her diverse background of scientific, clinical and leadership experience in the development and success of numerous marketed products across multiple therapeutic categories.

Vaughn B. Himes, Ph.D. has served as a director since March 2022. Mr. Himes has served as Chief Technical Officer at Seagen, Inc., a publicly traded biotechnology company, since August 2016. Dr. Himes joined Seagen, Inc. as Executive Vice President, Technical Operations in April 2009 and served as Executive Vice President, Technical Operations and Process Science from July 2012 until August 2016. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March 2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo, Inc. Dr. Himes received a B.A. in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota. The determination was made that Dr. Himes should serve on our Board of Directors due to his extensive CMC and technical operations expertise, as well as his public company executive experience.

Stuart Duty has served as a director since March 2023. Mr. Duty is currently a Senior Advisor to Guggenheim Securities, LLC, a global investment and advisory financial services firm, where he was a Senior Managing Director from June 2012 to March 2023. Previously, he served as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray Companies, a global investment firm, from 2007 to 2012, as the Chief Operating Officer of Oracle Partners, L.P., a private healthcare focused investment fund, from 2002 to 2007, as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray, Inc., an global investment bank, from 1992 to 2002, as Managing Director, Healthcare Investment Banking at Montgomery Securities, an investment bank, from 1993 to 1999 and as the Director of Business Development at Curative Technologies, Inc., a biotherapeutics company, from 1992 to 1993. Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A from Harvard Business School. The determination was made that Mr. Duty should serve on our Board of Directors due to his extensive experience in the banking and finance industry.

Thomas B. King has served as a director since March 2023. Mr. King has served as an independent biotechnology consultant and advisor since August 2016. Mr. King has served on the board of directors of Satsuma Pharmaceuticals, Inc., a biopharmaceutical company since September 2017, as well as on the boards of directors of other privately held biotechnology companies.Mr. King served as a member of the board of directors of VIVUS, Inc., a pharmaceutical company, from May 2017 to December 2020, and served as interim Chief Executive Officer from December 2017 to April 2018 and interim President from April 2018 to May 2018. Previously, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Alexza Pharmaceuticals, Inc., a pharmaceutical company, from June 2003 until it was acquired by Grupo Ferrer in August 2016. From October 2015 to August 2016, Mr. King also served as Chief Financial Officer and Chief

Accounting Officer of Alexza Pharmaceuticals, Inc. From September 2002 to April 2003 Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a biopharmaceutical development-stage company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a pharmaceutical company, including President and Chief Operating Officer from January 1995 to January 1997 and President and Chief Executive Officer from January 1997 to October 2000, and was a member of the board of directors from January 1995 until it was acquired by Cephalon, Inc., a biopharmaceutical company. Mr. King received a B.A. in chemistry from McPherson College and an M.B.A. from the University of Kansas Graduate School of Business. The determination was made that Mr. King should serve on our Board of Directors due to his extensive leadership experience in the pharmaceutical and biopharmaceutical industry, including experience with small and large development stage pharmaceutical companies, and his experience serving on several boards of directors of both public and private companies.

Thomas Sellig has served as a director since March 2023. Mr. Sellig has served as the Chief Executive Officer of Adare Pharmaceuticals, Inc., a global technology-driven Contract Development and Manufacturing Organization since January 2022. From July 2019 to October 2021, Mr. Sellig served as Chief Executive Officer of LabConnect, Inc., a clinical trial laboratory services organization. Prior to LabConnect, Inc., Mr. Sellig was Chief Commercial Officer at PSKW, LLC (doing business as ConnectiveRx) from September 2018 to July 2019. From November 2017 to August 2017, Mr. Sellig was Senior Vice President of Global Sales at Patheon N.V., and continued to serve as Senior Vice President of Global Sales at Themo Fisher Scientific Inc. following its acquisition of Patheon N.V. in August 2017. Previously, he served as the Global Vice President of Sales and Client Services from 2011 to 2014, and as the Vice President of Strategic Partnering/ Alliance Management from 2007 to 2011 at Covance, the drug development business of Laboratory Corporation of America Holdings, a contract research organization. Early in his career, Mr. Sellig had a variety of sales and marketing leadership roles at Procter & Gamble Company, a multinational consumer goods company, Wyeth, LLC (formerly American Home Products), a pharmaceutical company, and Ascent Pediatrics, Inc., a drug development company. Mr. Sellig received his B.A. in Economics from Vanderbilt University and an M.B.A. from New York University. The determination was made that Mr. Sellig should serve on our Board of Directors due to his global extensive experience in the life sciences and pharmaceutical services industries.

Each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are two directors who hold medical doctorates, two directors who holds a doctorate in scientific fields and four directors who hold a masters in business administration. The table below provides certain highlights of the composition of our Board of Directors as of the date of this Proxy Statement, as reported by our directors. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 13, 2023)

Board Size:
Total Number of Directors 11
	Female	Male	Non-Binary	Gender Undisclosed
Gender:
Number of Directors Based on Gender Identity	1	9		1
Number of Directors Who Identify in Any of the Categories Below:
White	1	9
Demographic Background Undisclosed				1

Director Independence

Our Board of Directors has determined that Dr. Himes, Dr. Martell, Mr. Duty, Mr. King and Mr. Sellig, are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC, or Nasdaq.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication with the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by Nasdaq and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than 5% of our outstanding shares.

Other than as disclosed in “Proposal One: Election of Directors” from January 1, 2022 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

Board of Directors’ Committees

The Board of Directors has established separately designated an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Chemistry, Manufacturing and Controls Committee to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairperson of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jay Moyes, Donald Joseph, Martin Mattingly and Bridget Martell, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements for audit committee members. The Board of Directors has also determined that Mr. Moyes is an “audit committee financial expert,” as defined by the applicable rules of the SEC. However, Donald Joseph, Martin Mattingly and Jay Moyes will not be standing for re-election at the Annual Meeting, and therefore, we expect to appoint at least one new member to the Audit Committee and a new “audit committee financial expert” in advance of the Annual Meeting. The Audit Committee held four meetings during fiscal year 2022.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•	reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;

•	appointing, replacing and discharging our independent registered public accounting firm;

•	pre-approving the professional services provided by our independent registered public accounting firm;

•	reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and

•	reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Martin Mattingly, Donald Joseph and Bridget Martell, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. However, Donald Joseph and Martin Mattingly will not be standing for re-election at the Annual Meeting, and therefore, we expect to appoint at least one new member to the Compensation Committee in advance of the Annual Meeting. In addition, each member of the Compensation Committee has been determined to be a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held five meetings during fiscal year 2022.

In 2022, the Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), and terms of long-term equity incentive awards for our executives. The Compensation Committee determined that no work performed by Aon during fiscal year 2022 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Donald Joseph, Martin Mattingly, Jay Moyes and Bridget Martell, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. However, Donald Joseph, Martin Mattingly and Jay Moyes will not be standing for re-election at the Annual Meeting, and therefore, we expect to appoint at least one new member to the Nominating and Governance Committee in advance of the Annual Meeting.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held three meetings during fiscal year 2022.

Chemistry, Manufacturing and Controls Committee

The Board established the Chemistry, Manufacturing and Controls Committee in 2022 and it currently consists of Vaughn Himes (Chairperson), John Bencich, and Richard Stewart, of whom the Board of Directors has determined Mr. Himes satisfies the applicable SEC and Nasdaq independence requirements.

The Chemistry, Manufacturing and Controls Committee identifies emerging trends in pharmaceutical regulation and manufacturing, and reviews, evaluates and proposes initiatives and reports its progress on achieving the long-term strategic goals and objectives. The Chemistry, Manufacturing and Controls Committee held two meetings during fiscal year 2022.

Board of Directors Leadership Structure

Richard Stewart has served as the Chairman of the Board since the Merger and our Executive Chairman since September 2020 and brings extensive executive leadership and experience with the development of our lead product candidate, cytisinicline. John Bencich has served as Chief Executive Officer since September 2020. Mr. Bencich is an experienced financial executive with over 20 years guiding financial and corporate strategy in the life sciences and technology industries. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company. The Board also believes the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspective.

Lead Independent Director

Donald Joseph has served as our lead independent director since August 2017, and provides an additional measure of balance, ensures the Board’s independence and enhances its ability to fulfill its management oversight responsibilities. As lead independent director, among other responsibilities, Mr. Joseph presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate. However, Donald Joseph will not be standing for re-election at the Annual Meeting, and therefore, we expect to appoint a new lead independent director in advance of the Annual Meeting.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices, as well as cybersecurity risks. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, cybersecurity risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management. The CMC Committee oversees strategy and key risks related to manufacturing, supply chain and commercialization preparation, among other matters.

The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of our Code of Business Conduct and Ethics and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the Company and therefore the Whistle Blowing Policy provides a mechanism by which a person may report a matter to Nasdaq OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2022 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the Company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2022, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrate honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, diversity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and Nasdaq requirements, a majority of the members of the Board of Directors must be “independent.” We do not have a policy regarding diversity, but the Nominating and Governance Committee does and will continue to consider each candidate’s gender, racial, ethnic and sexual identity, experiences and qualities as described above and how these identities, experiences and qualities complement the diversity of the Board of Directors.

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

•	the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;

•	the class and number of our shares that are owned beneficially by the Nominating Person;

•	description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;

•

description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the Company;

•	the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

•	the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;

•	with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and

•

such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from or require pre-clearance approval by our Compliance Officer before: (i) engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market; (ii) engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts; (iii) engaging in short sales of our securities, including short sales “against the box”; and (iv) using or pledging our securities as collateral in a margin account or as collateral for a loan.

Code of Ethics

We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, our principal financial officer and our principal accounting officer, as well as to all of our other employees and directors, and have posted such code on our website at ir.achievelifesciences.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2023 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•	John Bencich

•	Stuart Duty

•	Vaughn Himes

•	Cindy Jacobs

•	Thomas B. King

•	Bridget Martell

•	Thomas Sellig

•	Richard Stewart

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2023 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees who also serve as directors are entitled to receive compensation for service as a director. Therefore, Richard Stewart, John Bencich and Cindy Jacobs receive no compensation for their service as a director. Our director compensation policy for fiscal year 2022 is set forth below under the heading “Director Compensation Policy – 2022 Director Compensation.”

Director Compensation Policy

2022 Director Compensation

As part of its evaluation of compensation levels for the 2022 fiscal year, the Compensation Committee recommended and the Board of Directors approved, the retention of Aon to review compensation levels of our independent directors and committee members. Aon was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. On recommendation by Aon in 2022, the equity compensation and cash compensation for non-employee directors in connection with their service on the Board of Directors is as follows:

•	An annual retainer of $60,000 was paid to the Lead Independent Director and $40,000 was paid to all other non-employee directors. These retainers were paid in quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter. Retainers are pro-rated for the portion of the year during which a director was on the Board.

•

Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500
Chemistry, Manufacturing and Controls Committee	$12,500	$6,000

•

Any new director would have received a one-time initial grant of stock options to acquire 6,600 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant, subject to continued service as a director.

•

Each director that is re-elected by our stockholders at an annual meeting receives a grant of stock options to acquire 3,750 shares of common stock. However, in May 2022, the Compensation Committee and Board determined to grant an additional 650 stock options to each re-elected director based upon an evaluation of the recent market data provided by Aon. Each annual stock option vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

•

In March 2023, under our Non-Employee Director Compensation Program, the appointment as non-employee directors of the Board Messrs. Duty, King, and Sellig were each granted an initial stock option to acquire 24,000 shares of common stock, which vest monthly over three years, subject to continued service as a director. Each of them will also receive an annual equity compensation currently constituted under the Non-Employee Director Compensation Program consisting of stock options to acquire 23,250 shares of common stock, which vest monthly over three years, subject to stockholder approval of our 2023 Non-Employee Director Equity Incentive Plan, see “Proposal Six”, and continued service as a director. The equity compensation levels were based upon an evaluation of recent market data provided by Aon in January 2023.

Director Compensation Paid for 2022

The following table summarizes all compensation paid or awarded to by non-employee directors who served during 2022 as compensation for board service during the 2022 fiscal year. Dr. Himes was appointed to our Board of Directors in March 2022. Each of Messrs. Duty, King and Sellig was appointed to our Board of Directors in March 2023 and is not included in the table below as he did not serve as a director in 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Vaughn Himes	39,139	35,082	74,221
Donald Joseph(3)	80,000	25,858	105,858
Bridget Martell	56,000	25,858	81,858
Martin Mattingly(3)	61,000	25,858	86,858
Jay Moyes(3)	58,500	25,858	84,358

(1)

The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification

Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 11 to our audited consolidated financial statements included in our 2022 Annual Report on Form 10-K. As of December 31, 2022, the following directors had the following number of options outstanding:

•	Vaughn Himes: 6,600 options, of which 1,650 were vested as of December 31, 2022.

•	Donald Joseph: 10,282 options, of which 5,882 were vested as of December 31, 2022.

•	Bridget Martell: 10,050 options, of which 3,296 were vested as of December 31, 2022

•	Martin Mattingly: 10,272 options, of which 5,871 were vested as of December 31, 2022.

•	Jay Moyes: 10,282 options, of which 5,882 were vested as of December 31, 2022.

(2)

These options were granted on May 31, 2022 under our 2018 Equity Incentive Plan and vest 100% on May 31, 2023, except for Dr. Himes which were granted on March 14, 2022 and vest in monthly installments over 36 months.

(3)	Each of Mr. Joseph, Dr. Mattingly and Mr. Moyes is not standing for re-election at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” NOMINEES FOR THE BOARD OF DIRECTORS.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2022, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•

received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2022 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jay Moyes, Chairperson

Donald Joseph

Bridget Martell

Martin Mattingly

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC audited our financial statements for the fiscal years ended December 31, 2022 and 2021. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by PwC for the fiscal years ended December 31, 2022 and December 31, 2021: Amounts are presented in USD.

Fee Category	Fiscal 2022 PwC Fees(1)		Fiscal 2021 PwC Fees(1)
Audit Fees	$176,784	(2)	$153,155	(2)
Audit-Related Fees	$60,846		$53,806
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$237,630		$206,961

(1)

Accountant fees and services charged by PwC are paid in Canadian dollars and shown in USD. For fiscal year 2022, the fees were CDN$309,230 and was converted at an average exchange rate of US$1.00=CDN$1.3013. For fiscal year 2021, the fees were CDN$259,426 and was converted at an average exchange rate of US$1.00=CDN$1.2535.

(2)

Audit Fees for fiscal year 2022 and fiscal year 2021 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2021 and 2022 fiscal years, the Audit Committee approved all of the services provided by PwC described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL THREE:

APPROVAL OF AMENDMENT AND RESTATEMEMNT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS

Background

Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Our Board of Directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors has unanimously approved the Third Amended and Restated Certificate of Incorporation, or the Proposed Third Amended and Restated Certificate of Incorporation, in the form attached hereto as Appendix A, and recommends that our stockholders vote “FOR” the Proposed Third Amended and Restated Certificate of Incorporation.

Timing and Effect of the Certificate Amendment

If our stockholders approve the Proposed Third Amended and Restated Certificate of Incorporation, our Board of Directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board of Directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this annual meeting.

Vote Required

The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote at the annual meeting is required to approve the Certificate of Amendment. Shares that are voted “abstain” are treated as the same as voting “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL FOUR:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in the “Executive Compensation” section, the compensation tables and the narrative discussions set forth on pages 30 to 39 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say on Pay” proposal.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the “Executive Compensation” section beginning on page 30 of this Proxy Statement for additional details on our compensation of executives, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2022.

We are asking you to indicate your support for the compensation of the named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Achieve Life Sciences, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2023 Annual Meeting of Stockholders, is hereby APPROVED.”

The Say on Pay vote is advisory, and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of the resolution will require the affirmative vote of the majority of shares properly cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FIVE:

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

We are providing our stockholders with the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal Four above, to approve or not approve the compensation of the named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.

After careful consideration of this proposal, the Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for us and therefore recommends a vote for a three-year interval for future advisory voting on named executive officer compensation. We believe that annual and biannual advisory votes on executive compensation do not provide enough time for a full evaluation of our executive incentive programs before they come up for another advisory vote. This is especially true given our use of long-term incentives as part of our executive compensation packages. We believe that a three-year interval is more in line with our long-term incentive program and, by providing an advisory vote on executive compensation program on a triennial basis, our Board of Directors and Compensation Committee will have sufficient time to thoughtfully respond to our shareholders’ sentiments and effectively implement any necessary changes in our compensation program. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this proposal.

Vote Required

You may vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS,” “EVERY TWO YEARS” or “EVERY ONE YEAR,” or a stockholder may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

Because this stockholder vote is advisory and not binding on us or the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold stockholder advisory votes on executive compensation more or less frequently than the option selected by the largest number of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO HOLD AN ADVISORY VOTE TO APPROVE THE COMPENSATION FOR OUR NAMED EXECUTIVES “EVERY THREE YEARS.”

PROPOSAL SIX:

APPROVAL OF 2023 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Achieve Life Sciences, Inc. 2023 Non-Employee Director Equity Incentive Plan, or 2023 Director EIP, which was approved by our Board of Directors on March 29, 2023. If stockholders approve the 2023 Director EIP, we will grant the customary annual equity compensation paid to our non-employee directors on the date of each annual meeting of stockholders and any future one-time initial grant of stock options, and the 2023 Director EIP will become our primary plan for providing equity-based incentive compensation to our eligible non-employee directors.

We believe that the adoption of the 2023 Director EIP is in the best interests of Achieve because of the continuing need to provide stock options and other equity-based incentives to attract and retain qualified directors and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the 2023 Director EIP, we will not be able to issue awards under the 2023 Director EIP and our ability to issue awards to directors will be severely restricted as there are insufficient shares available under our 2018 Equity Incentive Plan.

Approval of the 2023 Director EIP is intended to enable us to continue granting equity awards to directors, which is a critical element of our non-employee director compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our highly competitive industry. We use equity awards to provide incentives to our eligible non-employee directors who provide significant services to the company. Accordingly, approving the 2023 Director EIP is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented directors; and

•	link director compensation with company performance.

We strongly believe that the approval of this 2023 Director EIP will enable us to achieve our goals in attracting and retaining directors.

Without stock options, restricted stock units or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract and retain the director talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in the company’s growth and development. Equity-based awards also directly align a portion of the compensation of our directors with the economic interests of our stockholders. If the adoption of the 2023 Director EIP is not approved by our stockholders, we believe our ability to attract and retain directors we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

Overview of the 2023 Director EIP

The following summary of certain major features of the 2023 Director EIP is subject to the specific provisions contained in the full text of the 2023 Director EIP, as set forth in Appendix B to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2023 Director EIP. To the extent that there is a conflict between this summary and the actual terms of the 2023 Director EIP, the terms of the 2023 Director EIP will govern.

Key Terms

The following is a summary of the key provisions of the 2023 Director EIP, as proposed for approval.

Plan Term:	10 years

Eligible Participants:	All of our non-employee directors.

Shares Authorized:	300,000 shares are authorized under the 2023 Director EIP.

No non-employee director may receive awards under the 2023 Director EIP that, when combined with cash compensation received for service as a non-employee director, exceed $500,000 in value in any calendar year, increased to $1,000,000 in value in the calendar year of his or her initial service as a non-employee director.

In addition, shares subject to awards, and shares issued under the 2023 Director EIP under any award, will again be available for grant and issuance under the 2023 Director EIP to the extent such shares: (i) are subject to issuance upon exercise of a stock option award granted under the 2023 Director EIP but which cease to be subject to the stock option award for any reason other than exercise of the options; (ii) are subject to awards granted under the 2023 Director EIP that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under the 2023 Director EIP that otherwise terminate without such shares being issued; (iv) are surrendered pursuant to an exchange program; or (v) are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award.

The following shares will not again be made available for future grant and issuance as awards under the 2023 Director EIP: (i) shares not issued or delivered as a result of an award being settled in cash rather than shares of our common stock; or (ii) shares of our common stock repurchased on the open market with the proceeds of a stock option exercise price.

Award Types:	(1) Non-qualified stock options

(2) Restricted stock units

(3) Restricted stock awards

(4) Stock bonus awards

(5) Performance awards

Award Terms:	Options and restricted stock units have a term no longer than ten years from the date the award was granted.

Recoupment:	Awards under the 2023 Director EIP will be subject to recoupment in accordance with any clawback or recoupment policy adopted by the Board of Directors or required by law.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the 2023 Director EIP administrator and applicable law.

Terms applicable to Stock Options

The exercise price of grants made under the 2023 Director EIP may not be less than the fair market value (the closing price of our common stock on the date of grant) of our common stock. The term of these awards may not be longer than ten years. The Board of Directors determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability. The closing price of our common stock as reported on The Nasdaq Capital Market on April 13, 2023 was $6.98 per share.

Terms applicable to Restricted Stock Units, Restricted Stock Awards, Stock Bonus Awards, and Performance Awards

The Board of Directors determines the terms and conditions applicable to the granting of restricted stock units, restricted stock awards, stock bonus awards, and performance awards. The Board of Directors may make the grant, issuance, offer, retention and/or vesting of restricted stock units, stock bonus awards, restricted stock awards and performance awards contingent upon continued service with Achieve, the passage of time, or performance criteria and the level of achievement against such criteria as it deems appropriate, subject to the minimum vesting requirement described above.

Transferability

Except as otherwise determined by the Board of Directors, awards granted under the 2023 Director EIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution, except when permitted by the Board of Directors and then only to certain family members of participants or certain trusts established for their benefit or other entities under their control. No award may be made subject to execution, attachment or other similar process.

Administration

The Board of Directors will administer the 2023 Director EIP. Subject to the terms and limitations expressly set forth in the 2023 Director EIP, the Board of Directors may construe and interpret the 2023 Director EIP and prescribe, amend and rescind any rules and regulations relating to the 2023 Director EIP, selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of the grants.

Amendments

The Board of Directors may terminate or amend the 2023 Director EIP at any time, provided that no action may be taken by the Board of Directors (except those described in the section titled “Adjustments of Shares”, below) without stockholder approval to implement any amendment to the 2023 Director EIP required to be approved by stockholders.

Adjustment of Shares

If, without consideration, the number or class of outstanding shares is changed by an extraordinary dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change in our capital structure, then (a) the number and class of shares reserved for issuance and future grant under the 2023 Director EIP, (b) the exercise prices of and number and class of shares subject to outstanding options, (c) the number and class of shares subject to other outstanding awards, under the 2023 Director EIP shall be proportionately adjusted, subject to any required action by our Board of Directors or our stockholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change of Control Transactions

In the event of a Corporate Transaction (as defined below), unless otherwise determined by the Board of Directors, all outstanding awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any). In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the Board of Directors will notify the participant in writing or electronically that such award will be exercisable for a period of time determined by the Board of Directors (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors will accelerate and such awards shall become exercisable (as applicable) in full prior to the consummation of such Corporate Transaction. “Corporate Transaction” generally means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the company representing more than fifty percent (50%) of the total voting power represented by the company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the company of all or substantially all of the company’s assets; (c) the consummation of a merger or consolidation of the company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, or the Code, wherein the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the company), or (e) a change in the effective control of the company that occurs on the date that a majority of members of the Board of Directors is replaced during any twelve (12) month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Achieve and participants in the 2023 Director EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The summary does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2023 Director EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and, if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Upon the sale of any shares received under a restricted stock unit award, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period.

Performance Awards

The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Tax Withholding

Where withholding is required under applicable tax laws, the 2023 Director EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

ERISA Information

The 2023 Director EIP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Interest of Certain Persons in Matters to Be Acted Upon; Awards under the Plan

Members of our Board of Directors, and director nominees have an interest in this Proposal 6 to approve the adoption of the 2023 Director EIP, as each would be eligible to receive future awards under the 2023 Director EIP and each of Messrs. Duty, King and Sellig have been contingently granted 23,250 options, respectively, under the 2023 Director EIP (subject to its approval by our stockholders). Future Awards under the 2023 Director EIP would be made at the discretion of the Board of Directors. Therefore, the total benefits and amounts that will be received or allocated under the 2023 Director EIP in the future are not determinable at this time.

Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors. Following adoption of the 2023 Director EIP in 2023, pursuant to our director compensation policy, any new non-employee director would receive a one-time initial grant of stock options to acquire 47,250 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant. Each director that is re-elected by our stockholders at an annual meeting receives a grant of stock options to acquire 31,500 shares of common stock. Each annual stock option vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders. These awards are not required under the terms of our 2023 Director EIP.

New Plan Benefits Table

Following effectiveness of the 2023 Director EIP, current non-employee directors as a group are expected to receive awards as follows, based on (i) 69,750 options that have been contingently granted and (ii) options that are expected to be granted to our current non-employee directors based on our director compensation policy that was approved for 2023. The awards shown below are not required by the terms of the 2023 Director EIP and have not yet been granted. However, since they are expected to be granted in 2023 if the 2023 Director EIP is approved, we have included them in the table below. If the 2023 Director EIP is not approved, then a total of 32,500 shares are expected to be granted under the 2018 Equity Incentive Plan, the being number of shares available for grant.

Name and Position	Number of Shares Subject to Options(1)
Named Executive Officers
John Bencich, Chief Executive Officer	0
Richard Stewart, Executive Chairman	0
Cindy Jacobs, President and Chief Medical Officer	0
All current executive officers above, as a group (3 persons)	0
All non-employee directors, as a group (5 persons)	132,750
All employees who are not executive officers or directors, as a group	0

(1)	All equity awards expected to be granted in fiscal year 2023 under the 2023 Director EIP are option grants.

Vote Required

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR 2023 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of April 13, 2023.

Name	Age	Position With the Company
John Bencich	46	Chief Executive Officer
Richard Stewart	64	Executive Chairman
Cindy Jacobs	65	President and Chief Medical Officer
Jerry Wan	41	Principal Accounting Officer

Following is the biography of Jerry Wan. The biographies of Mr. Bencich, Mr. Stewart and Dr. Jacobs are located above under the heading “Board of Directors—General.”

Jerry Wan has served as our Principal Accounting Officer since September 2020 and served as our Senior Director, Accounting Operations since June 2018. He previously served as our Director, Accounting Operations from August 2017 to June 2018 and as the Director, Accounting Operations of OncoGenex Pharmaceuticals, Inc. from July 2014 to August 2017. From July 2012 to July 2014, Mr. Wan served as OncoGenex’s Senior Manager, Finance and Accounting and, from October 2011 to July 2012, as its Manager, Financial Reporting and Analysis. Prior to joining OncoGenex, Mr. Wan served as Manager, Management Reporting at Gateway Casinos and Entertainment Limited from 2010 to 2011. From 2006 to 2010, Mr. Wan was an employee of PricewaterhouseCoopers LLP, an international professional services firm, where he last served as Manager, Audit and Assurance Group. Mr. Wan received his Bachelor of Commerce in Accounting from The University of British Columbia and a Chartered Accountant Designation from the Canadian Institute of Chartered Accountants.

EXECUTIVE COMPENSATION

During the 2022 fiscal year, our named executive officers and their respective positions were as follows: John Bencich, Chief Executive Officer; Richard Stewart, Executive Chairman; and Cindy Jacobs, Ph.D., M.D., President and Chief Medical Officer.

Mr. Bencich, Dr. Jacobs and Mr. Stewart are referred to as our named executive officers for purposes of this Proxy Statement.

SEC rules require that this discussion regarding 2022 executive officer compensation cover executive officers that served during 2022.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2022 and 2021. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
John Bencich,	2022	510,000	413,000	358,670	223,125	1,504,795
Chief Executive Officer	2021	465,000	196,350	648,283	302,250	1,611,883
Richard Stewart,	2022	400,000	371,700	322,803	175,000	1,269,503
Executive Chairman	2021	400,000	130,900	540,235	260,000	1,331,135
Cindy Jacobs,	2022	455,000	268,450	233,135	159,250	1,115,835
President and Chief Medical Officer	2021	440,000	65,450	324,141	228,800	1,058,391

(1)

The dollar amounts in this column reflect the aggregate grant date fair value of performance-based restricted stock units granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation, based upon the probable outcome of the performance conditions as of the grant date. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received.

(2)

The dollar amounts in this column reflect the aggregate grant date fair value of stock option agreements granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 12 to our audited consolidated financial statements, which are included in our 2022 Annual Report on Form 10-K.

(3)

The dollar amounts in this column reflect the aggregate non-equity incentive plan compensation earned by each Named Executive Officer in 2022 and paid in early 2023. For more information, see “—2022 Bonuses” below.

2022 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. Our Compensation Committee reviews competitive market data prepared by Aon in connection with its grant of long-term equity incentive awards to the named executive officers at the market 50th to 75th percentile which is a higher target than our cash compensation to provide economic value as we are clinical development-stage specialty pharmaceutical company and have not generated revenue. A blended approach of options and PSUs were awarded to attract and retain highly skilled employees and provide long term incentive and performance-based goals which we believe are aligned with providing stockholder value.

In January 2022, the Compensation Committee granted options to purchase 50,000 shares of common stock to John Bencich, options to purchase 45,000 shares of common stock to Richard Stewart, and options to purchase 32,500 shares of common stock to Cindy Jacobs. The stock options have an exercise price of $8.26, which was the closing price of our stock on the date of grant, and vested as to one-third of the total on January 3, 2023, and thereafter vest in equal monthly installments over 24 months. At the same time, the Compensation Committee also granted 50,000 performance-based restricted stock units, or PSUs, to John Bencich, 45,000 PSUs to Richard Stewart and 32,500 PSUs to Cindy Jacobs. The PSUs vest as to 50% of the total amount on the achievement of the positive Phase 3 ORCA-3 or ORCA-V1 data results and thereafter 50% vest on the first anniversary of the achievement. The Compensation Committee selected this goal for the PSUs because these trials are pivotal for a advancing cytisinicline forward to a future New Drug Application with the U.S. Food and Drug Administration, or FDA

2022 Bonuses

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives, which in 2022 included the achievement of clinical development goals, financial milestones and stretch goals to accelerate the ORCA program. In January 2023, our Compensation Committee determined that approximately 87.5% of our 2022 corporate performance objectives were achieved and determined that 87.5% of each executive officer’s target bonus should be awarded based on the advancement of our cytisinicline program through the positive topline data of Phase 3 ORCA-2 clinical trial, the enrollment completion of the Phase 3 ORCA-3 and ORCA-V1 clinical trials, commencing renal impairment and QT interval prolongation clinical studies, and raising sufficient capital to fund ongoing trials and research and development.

With respect to the payment of these bonuses, John Bencich’s target bonus was equal to 50% of his annual base salary of $510,000 and he was awarded $223,125, Richard Stewart’s target bonus was equal to 50% of his annual base salary of $400,000 and he was awarded $175,000, and Cindy Jacobs’ target bonus was equal to 40% of her annual base salary of $455,000 and she was awarded $159,250.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the Named Executive Officers as of December 31, 2022.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)

John Bencich,	18	—	6,974.00	08/12/24	(1)	—		—	—		—
Chief Executive Officer	11	—	4,092.00	05/19/25	(2)	—		—	—		—
	1,370	—	578.00	08/01/27	(3)	—		—	—		—
	1,250	—	67.40	7/26/28	(4)	—		—	—		—
	2,500	—	51.20	09/20/28	(5)	—		—	—		—
	1,469	31	28.40	01/29/29	(6)	—		—	—		—
	500	—	28.40	01/29/29	(7)	—		—	—		—
	7,296	2,704	11.20	01/28/30	(8)	—		—	—		—
	10,000	10,000	10.36	11/16/30	(9)	—		—	—		—
	28,750	31,250	13.09	01/26/31	(10)	—		—	—		—
	—	50,000	8.26	01/03/32	(11)	—		—	—		—
	—	—	—	—		—		—	7,500	(12)	18,375
	—	—	—	—		50,000	(13)	122,500	—		—

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)
Richard Stewart,	2,600	—	67.40	07/26/28	(4)	—		—	—		—
Executive Chairman	5,050	—	51.20	09/20/28	(5)	—		—	—		—
	3,672	78	28.40	01/29/29	(6)	—		—	—		—
	1,250	—	28.40	01/29/29	(7)	—		—	—		—
	16,413	6,087	11.20	01/28/30	(8)	—		—	—		—
	7,500	7,500	10.36	11/16/30	(9)	—		—	—		—
	23,958	26,042	13.09	01/26/31	(10)	—		—	—		—
	—	45,000	8.26	01/03/32	(11)	—		—	—		—
	—	—	—	—		—		—	5,000	(12)	12,250
	—	—	—	—		45,000	(13)	110,250	—		—

Cindy Jacobs,	9	—	26,290.00	03/12/23	(14)	—		—	—		—
President and Chief Medical Officer	11	—	25,938.00	03/14/24	(15)	—		—	—		—
	17	—	4,092.00	05/19/25	(2)	—		—	—		—
	1,370	—	578.00	08/01/27	(3)	—		—	—		—
	1,000	—	67.40	07/26/28	(4)	—		—	—		—
	1,850	—	51.20	09/20/28	(5)	—		—	—		—
	1,469	31	28.40	01/29/29	(6)	—		—	—		—
	500	—	28.40	01/29/29	(7)	—		—	—		—
	7,296	2,704	11.20	01/28/30	(8)	—		—	—		—
	6,000	6,000	10.36	11/16/30	(9)	—		—	—		—
	14,375	15,625	13.09	01/26/31	(10)	—		—	—		—
	—	32,500	8.26	01/03/32	(11)	—		—	—		—
	—	—	—	—		—		—	2,500	(12)	6,125
	—	—	—	—		32,500	(13)	79,625	—		—

(1)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 12, 2018.
(2)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2019.
(3)	These stock options were granted under the 2017 Equity Incentive Plan and vested as to 25% on August 1, 2018 and then monthly over a 36-month period.
(4)	These stock options were granted under the 2017 Equity Incentive Plan and vest monthly over a 48-month period beginning July 26, 2018.
(5)	These stock options were granted under the 2018 Equity Incentive Plan and vest monthly over a 48-month period beginning September 20, 2018.
(6)	These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on January 29, 2020 and then vest monthly over a 36-month period.
(7)

These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on June 12, 2019 on the achievement of the positive Phase 2 ACH-CYT-09 data results and thereafter vest in monthly installments over 24 months.

(8)	These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on January 28, 2021 and then vest monthly over a 36-month period.
(9)

These stock options were granted under the 2018 Equity Incentive Plan and vest as to 50% on the achievement of positive Phase 3 ORCA-2 data results and thereafter 50% on the first anniversary of the achievement.

(10)	These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on January 26, 2022 and then vest monthly over a 36-month period.

(11)	These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 3, 2023 and then vest monthly over a 24-month period.
(12)

These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 50% on the achievement of the positive Phase 3 ORCA-2 data results and thereafter 50% on the first anniversary of the achievement.

(13)

These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 50% on the achievement of the positive Phase 3 ORCA-3 or ORCA-V1 data results and thereafter 50% on the first anniversary of the achievement.

(14)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2017.
(15)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2018.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers, or PEOs and our other NEOs, or Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The Compensation Committee undertakes to maintain an overall compensation structure designed to attract, retain and motivate management and employees by providing appropriate incentives based on individual contribution and performance and avoiding undue emphasis on short-term market value. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income/(Loss)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$1,504,795	$1,069,416	$1,192,669	$861,361	$96.05	$(42,350,000)
2021	$1,611,883	$1,387,673	$1,194,763	$1,044,198	$30.25	$(33,152,000)

(1)	John Bencich was our PEO in 2021 and 2022; he has been our Chief Executive Officer since September, 2020.
(2)	Richard Stewart and Cindy Jacobs were our Non-PEO NEOs in 2021 and 2022.
(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	$1,504,795	$(771,670)	$336,291	$1,069,416
2021	$1,611,883	$(844,633)	$620,423	$1,387,673

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$1,192,669	$(598,044)	$266,736	$861,361
2021	$1,194,763	$(530,363)	$379,798	$1,044,198

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total—Inclusion of Equity Values for PEO ($)
2022	$413,664	$(89,088)	$—	$11,716	$—	$336,291
2021	$687,911	$(63,630)	$—	$(3,858)	$—	$620,423

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	$320,590	$(57,034)	$—	$3,180	$—	$266,736
2021	$439,257	$(53,472)	$—	$(5,988)	$—	$379,798

(3)

Represents the cumulative total return on $100 invested in the Company’s common stock as of the last day of public trading of the Company’s common stock in fiscal year 2020 through the last day of public trading of the Company’s common stock in the applicable fiscal year for which the cumulative total return is reported.

Pay Versus Performance Table

The illustrations below provide a graphical description of compensation actually paid (as calculated in accordance with the SEC rules) and the following measures: (i) our cumulative total shareholder return, or TSR; and (ii) our net income/(loss).

Compensation Actually Paid and TSR

As shown in the following graph, the compensation actually paid to Mr. Bencich and the average amount of compensation actually paid to our named executive officers as a group during the periods presented are negatively correlated. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, part of the compensation our named executive officers are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Compensation Actually Paid and Net Income/(Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented and our company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2010 Performance Incentive Plan

Under the 2010 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period. Upon the effectiveness of our 2018 Equity Incentive Plan, we ceased granting equity awards under our 2017 Plan.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. As used in the 2017 Plan, the term “corporate transaction” means the occurrence of any of the following:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•	any other transaction which qualifies as a “corporate transaction” under Section 424(a) of Internal Revenue Code of 1986, as amended, or the Code, wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•

a change in the effective control of our Company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

2018 Equity Incentive Plan

In the event of a Corporate Transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. “Corporate Transaction” means the occurrence of any of the following events:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•

a change in the effective control of our Company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

Termination and Change of Control Provisions Under Employment Agreements

As of December 31, 2022, we had at-will employment agreements in place with each of our Named Executive Officers that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Stewart Agreement

Our agreement (through a United Kingdom subsidiary) with Richard Stewart, referred to as the Stewart Agreement, provides Mr. Stewart with termination benefits in the event of an Involuntary Termination, which is a termination without cause or for good reason (each as defined in the Stewart Agreement), provided that, in the case of termination for good reason, Mr. Stewart has provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Stewart Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Stewart a lump sum payment equal to 18 months of his then-current base salary and continue paying his monthly health insurance premiums for a discretionary period to be decided by us. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Stewart’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Stewart under our equity compensation plans, that would have time-vested if Mr. Stewart had continued in employment for 18 months following his Involuntary Termination.

The Stewart Agreement provides for additional termination benefits upon an Involuntary Termination within 12 months after a change of control of the Company. Upon such a Change in Control Termination, we will be obligated to pay Mr. Stewart a sum equal to his average monthly salary over the immediately preceding 24 months multiplied by 24, plus a sum equal to 100% of his target annual bonus for the year during which the termination occurs. In addition, we will be obligated to continue payment of his health insurance premiums for a discretionary period to be decided by us, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including awards that would otherwise vest only upon satisfaction of performance criteria, will immediately lapse on all of Mr. Stewart’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an involuntary termination or change in control termination are subject to Mr. Stewart’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Bencich Agreement

Our agreement with John Bencich, referred to as the Bencich Agreement, provides Mr. Bencich with termination benefits in the event of an Involuntary Termination, which is a termination without cause or for good reason (each as defined in the Bencich Agreement), provided that, in the case of termination for good reason, Mr. Bencich has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Bencich Agreement with or without cause by giving Mr. Bencich 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Bencich Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Bencich a lump sum payment equal to 18 months of his then-current base salary. In addition, if Mr. Bencich elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Bencich’s monthly premium under COBRA, that is equal to the 18 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Bencich’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Bencich under our equity compensation plans, that would have time-vested if Mr. Bencich had continued in employment for 18 months following his Involuntary Termination.

The Bencich Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Bencich 24 months of his then-current base salary, plus a sum equal to 24 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Bencich’s separation from services and based on Mr. Bencich’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 18 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Mr. Bencich’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Bencich’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, which is a termination without cause or for good reason (each as defined in the Jacobs Agreement), provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 24 months of her then-current base salary, plus a sum equal to 24 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of March 31, 2023, except as otherwise noted in the footnotes to the table:

•	each person, entity or group who we know to beneficially own five percent or more of our voting securities;

•	each of our directors and director nominees;

•	each of our Named Executive Officers identified in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The percentages in the table below are based on 17,930,362 shares of our common stock outstanding as of March 31, 2023. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(%)(a)
5% or Greater Stockholders:
Dialectic Capital Management, LP(1)	3,494,000	19.5
SVB Financial Group(2)	1,716,764	9.5
Contrarian Achieve SPV LP(3)	1,318,918	7

Named Executive Officers and Directors:
John Bencich(4)	127,127	*
Richard Stewart(5)	107,690	*
Cindy Jacobs(6)	58,959	*
Martin Mattingly(7)	5,873	*
Donald Joseph(8)	5,882	*
Jay Moyes(9)	5,882	*
Bridget Martell(10)	4,081	*
Vaughn Himes(11)	2,567	*
Stuart Duty(12)	1,333	*
Thomas B. King(13)	1,333	*
Thomas Sellig(14)	1,333	*
All current officers and directors as a group (11 persons)(15)	322,060	1.8

*	Less than 1%
(a)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of April 1, 2022, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(1)

Based solely on a Schedule 13G filed by (1) Dialectic Capital Management, LP; (2) Dialectic Partners, LLC, or Adviser GP; (3) Dialectic Life Sciences SPV LLC, or the SPV; (4) Dialectic LS Manager LLC, or SPV MM; and (5) John Fichthorn. The SPV is a private investment vehicle. The Adviser is the investment adviser for the SPV. The Adviser GP is the general partner of the Adviser. The SPV MM is the managing member of the SPV. John Fichthorn is the controlling person of the Adviser GP and the SPV MM. The SPV directly owns 3,494,000 Common Stock and 55,000 shares owned directly by John Fichthorn. The Adviser, the Adviser GP, the SPV MM and John Fichthorn may be deemed to beneficially own the Common Stock directly owned by the SPV. Each Reporting Person disclaims beneficial ownership of any common Stock other than any Common Stock owned directly by such Reporting Person. The address for Dialectic Capital Management, LP is 119 Rowayton Avenue, 2nd Floor, Norwalk, CT 06853.
(2)

Based solely on a Schedule 13G filed by SVB Financial Group, SVB Innovation Credit Partners VIII, LLC, SVB Innovation Credit Fund VIII, L.P., SVB Innovation Credit Partners VIII-A, LLC and Innovation Credit Fund VIII-A, L.P., representing beneficial ownership of an aggregate amount of 1,716,764 shares of common stock and consists of 858,382 shares of Common Stock issuable to SVB Financial Group, 429,191 shares of Common Stock issuable to SVB Innovation Credit Fund VIII, L.P., and 429,191 shares of Common Stock issuable to Innovation Credit Fund VIII-A, L.P., in each case as of December 31, 2022, upon the full exercise of contingent convertible debt, the exercise of which is subject to the Primary Conversion Limit and the Secondary Conversion Limit. The address for SVB Financial Group is 3003 Tasman Drive, Santa Clara, California, 95054-1191.

(3)

Based solely on a Schedule 13G filed jointly by Contrarian Achieve SPV LP, Contrarian Achieve GP LLC, as general partner of the SPV (the SPV GP), Contrarian Alpha, LP (the Fund), Contrarian Alpha GP, LLC, as general partner to the Fund (the Fund GP), Contrarian Alpha Management, LLC, as investment manager to the Fund (the Fund IM) and Parker Quillen as manager of the SPV GP, Fund GP and Fund IM. Contrarian Achieve SPV LP owns 1,318,981 shares of Common Stock and Contrarian Alpha, LP owns 48,955 shares of Common Stock. The address for Contrarian Achieve SPV LP is 22 Fieldview Lane, East Hampton, NY 11937.

(4)	Represents 36,920 shares owned directly, 82,707 options and 7,500 PSUs exercisable within 60 days of March 31, 2023.
(5)

Represents 13,376 shares owned directly, 88,073 options and 5,000 PSUs exercisable within 60 days of March 31, 2023, and 359 shares owned indirectly through his partner, and 882 shares owned indirectly through Ricanto Limited as principal owner.

(6)	Represents 3,931 shares owned directly, 52,528 options and 2,500 PSUs exercisable within 60 days of March 31, 2023.
(7)	Represents 4 shares owned directly and 5,869 options exercisable within 60 days of March 31, 2023.
(8)	Represents 5,882 options exercisable within 60 days of March 31, 2023.
(9)	Represents 5,882 options exercisable within 60 days of March 31, 2023.
(10)	Represents 4,081 options exercisable within 60 days of March 31, 2023.
(11)	Represents 2,567 options exercisable within 60 days of March 31, 2023.
(12)	Represent 1,333 options exercisable within 60 days of March 31, 2023.
(13)	Represent 1,333 options exercisable within 60 days of March 31, 2023.
(14)	Represent 1,333 options exercisable within 60 days of March 31, 2023.
(15)

Represents for the current officers and directors as a group, 55,472 shares owned directly or indirectly as indicated above, 251,588 options and 15,000 PSUs exercisable within 60 days of March 31, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2022:

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,075,390	(1)	$18.83	(1)	122	(1)
Equity compensation plans not approved by security holders(2)	95,000		$6.85		—
Total	1,170,390		$18.83		122

(1)

As of December 31, 2022, we maintained the following equity compensation plans, which were approved by security holders: (a) the 2010 Performance Incentive Plan, (b) the 2017 Equity Incentive Plan and (c) the 2018 Equity Incentive Plan. Stock options granted as an inducement to new employees for entering into employment agreements with us in accordance with Nasdaq Listing Rule 5635(c)(4).

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1 or calling (604) 210-2217. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2024 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attn: Secretary.

To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 8, 2024 and not later than the close of business on March 9, 2024. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be received by us not later than December 30, 2023 in order to be considered for inclusion in our proxy materials for our 2024 annual meeting of stockholders.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

John Bencich

Chief Executive Officer

Vancouver, British Columbia, Canada

April [    ], 2023

APPENDIX A

Proposed Third Amended and Restated Certificate of Incorporation

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ACHIEVE LIFE SCIENCES, INC.

Achieve Life Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of the Corporation is Achieve Life Sciences, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 22, 1995 under the name Sonus Pharmaceuticals, Inc.

2. This Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the stockholders of the Corporation at a meeting in accordance with Section 211 of the General Corporation Law of the State of Delaware.

3. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Achieve Life Sciences, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by the undersigned, and the undersigned has executed this certificate and does affirm the foregoing as true under penalty of perjury this [        ]th day of [        ], 2023.

/s/ JOHN BENCICH
John Bencich

President and Chief Executive Officer

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACHIEVE LIFE SCIENCES, INC.

ARTICLE I — NAME

The name of this Corporation is Achieve Life Science, Inc.

ARTICLE II — REGISTERED OFFICE AND AGENT

The address of registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III — PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE IV — AUTHORIZED CAPITAL

The Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated Common Stock and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated Preferred Stock and shall have a par value of $0.001 per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

ARTICLE V — BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

Section 2. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

ARTICLE VI — LIMITATION OF DIRECTORS’ LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer as a director or officer, respectively, except to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, in the case of directors only, (iv) for any transaction from which such director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

ARTICLE VII — INDEMNIFICATION OF OFFICERS AND DIRECTORS

This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided; however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article VII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ARTICLE VIII — AMENDMENT OF BYLAWS

In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

ARTICLE IX — ACTION BY MEETINGS

Stockholders of the Corporation may not take action by written consent in lieu of a meeting. Any action contemplated by the stockholders must be taken at a duly called annual or special meeting.

ARTICLE X — AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI — PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

APPENDIX B

Proposed 2023 Non-Employee Director Equity Incentive Plan

2023 NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.4 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 300,000 Shares.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan.

2.3. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options, and (c) the number and class of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.4, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. All Awards may be granted only to Non-Employee Directors.

4. ADMINISTRATION.

4.1.Administration; Authority. This Plan will be administered by the Board. Subject to the general purposes, terms, and conditions of this Plan, the Board will have full power to implement and carry out this Plan. The Board will have the authority to:

(a) construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability, and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been vested and/or earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce, waive or modify any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;

(o) adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p) exercise discretion with respect to Performance Awards;

(q) make all other determinations necessary or advisable for the administration of this Plan; and

4.2. Board Interpretation and Discretion. Any determination made by the Board with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Board for review. The resolution of such a dispute by the Board will be final and binding on the Company and the Participant.

4.3. Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.4. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have individuals eligible for Awards, the Board, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Board determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Board determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.4 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Board may grant Options to Participants and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section. All Options granted under the Plan will be non-qualified stock options for U.S. tax purposes.

5.1. Option Grant. Each Option granted under this Plan will be a non-qualified stock option for U.S. tax purposes. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Board will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted, provided that the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Board may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Board), but in any event no later than the expiration date of the Options.

(c) Cause. Unless otherwise determined by the Board, if the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Board has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Service), or at such later time and on such conditions as are determined by the Board, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7. Modification, Extension or Renewal. The Board may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 17 of this Plan, by written notice to affected Participants, the Board may reduce the Exercise Price of outstanding Options without the consent of such Participants, provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

6. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Participant covering a number of Shares that may be settled by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs will be made pursuant to an Award Agreement.

6.1. Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Board will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Board and set forth in the Award Agreement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

6.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

7. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Participant Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer to purchase such Restricted Stock Award will terminate, unless the Board determines otherwise.

7.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

7.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified period of

Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Board will: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

8. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Participant of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

8.1. Terms of Stock Bonus Awards. The Board will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Board will: (a) determine the restrictions to which the Stock Bonus Award is subject, including the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors, if any, to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Board.

8.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Board).

9. PERFORMANCE AWARDS.

9.1. Types of Performance Awards. A Performance Award is an award to an eligible Participant that is based upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement that cites Section 9 of the Plan.

(a) Performance Shares. The Board may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Board will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Board will determine in its sole discretion.

(b) Performance Units. The Board may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Board will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Board, and other terms and conditions specified by the Board.

(c) Cash-Settled Performance Awards. The Board may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Board for the relevant performance period.

9.2. Terms of Performance Awards. The Board will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Board will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Board will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Board).

10. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

The Board may limit the availability of any method of payment, to the extent the Board determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

11. GRANTS TO NON-EMPLOYEE DIRECTORS.

11.1. General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan. Awards pursuant to this Section 11 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed Five Hundred Thousand Dollars ($500,000) in value (as described below) in any calendar year, increased to One Million Dollars ($1,000,000) in value (as described below) in the calendar year of his or her initial service as a Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of Options for reporting purposes, and (b) for all other Awards other than Options, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Board. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 11.1.

11.2. Eligibility. Awards pursuant to this Section 11 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 11.

11.3. Vesting, Exercisability and Settlement. Except as set forth in Section 20, Awards will vest, become exercisable, and be settled as determined by the Board. With respect to Options, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option is granted.

11.4. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Board. Such Awards will be issued under the Plan. An election under this Section 11.4 will be filed with the Company on the form prescribed by the Company.

12. WITHHOLDING TAXES.

12.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (the “Tax-Related Items”) legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Board, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

12.2. Stock Withholding. The Board, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

13. TRANSFERABILITY. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Board makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Board deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

14.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Board may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Board, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

14.2. Restrictions on Shares. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Board) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

15. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

16. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

17. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Board may (a) reprice Options (and where such repricing is a reduction in the Exercise Price of outstanding Options, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.7 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the service of, or to continue any other relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s service or other relationship at any time.

20. CORPORATE TRANSACTIONS.

20.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 409A of the Code, as applicable.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 409A of the Code, as applicable).

(d) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Board, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 20.1(d), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Board will notify the Participant in writing or electronically that such Participant’s Award will, if exercisable, be exercisable for a period of time determined by the Board in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction and treatment may vary from Award to Award and/or from Participant to Participant.

20.2. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Board determines.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted pursuant to this Plan shall be canceled, any Shares issued pursuant to any such Award shall be canceled, and any purchase of such Shares issued hereunder shall by rescinded; and (d) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time required under applicable law shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval, provided further that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by service providers of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

26. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

27.1. “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Board, whether now or hereafter existing.

27.2. “Award” means any award under the Plan, including any Option, Performance Award, Cash Award, Restricted Stock, Stock Bonus, or Restricted Stock Unit.

27.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

27.4. “Board” means the Board of Directors of the Company.

27.5. “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant’s Service is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 19 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in any individual agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 27.5.

27.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

27.7. “Common Stock” means the common stock of the Company.

27.8. “Company” means Achieve Life Sciences, Inc., a Delaware corporation, or any successor corporation.

27.9. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.

27.10. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company), or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

27.11. “Director” means a member of the Board.

27.12. “Disability” means in the case of any Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

27.13. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Board or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock, or other property dividends in amounts equal equivalent to cash, stock, or other property dividends for each Share represented by an Award held by such Participant.

27.14. “Effective Date” means the day that this Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

27.15. “Employee” means any person, including officers and directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

27.16. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

27.17. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof); or (b) the exercise price of an outstanding Award is increased or reduced.

27.18. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option.

27.19. “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) by the Board in good faith.

27.20. “IRS” means the United States Internal Revenue Service.

27.21. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

27.22. “Option” means an award of an option to purchase Shares pursuant to Section 5.

27.23. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.24. “Participant” means a person who holds an Award under this Plan.

27.25. “Performance Award” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.26. “Performance Factors” means any of the factors selected by the Board and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Board with respect to applicable Awards have been satisfied:

(a) profit before tax;

(b) billings;

(c) revenue;

(d) net revenue;

(e) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);

(f) operating income;

(g) operating margin;

(h) operating profit;

(i) controllable operating profit or net operating profit;

(j) net profit;

(k) gross margin;

(l) operating expenses or operating expenses as a percentage of revenue;

(m) net income;

(n) earnings per share;

(o) total stockholder return;

(p) market share;

(q) return on assets or net assets;

(r) the Company’s stock price;

(s) growth in stockholder value relative to a pre-determined index;

(t) return on equity;

(u) return on invested capital;

(v) cash flow (including free cash flow or operating cash flows);

(w) cash conversion cycle;

(x) economic value added;

(y) individual confidential business objectives;

(z) contract awards or backlog;

(aa) overhead or other expense reduction;

(bb) credit rating;

(cc) strategic plan development and implementation;

(dd) succession plan development and implementation;

(ee) improvement in workforce diversity;

(ff) customer indicators and/or satisfaction;

(gg) new product invention or innovation;

(hh) attainment of research and development milestones;

(ii) improvements in productivity;

(jj) bookings;

(kk) attainment of objective operating goals and employee metrics;

(ll) sales;

(mm) expenses;

(nn) balance of cash, cash equivalents, and marketable securities;

(oo) completion of an identified special project;

(pp) completion of a joint venture or other corporate transaction;

(qq) employee satisfaction and/or retention;

(rr) research and development expenses;

(ss) working capital targets and changes in working capital; and

(tt) any other metric that is capable of measurement as determined by the Board.

The Board may provide for one or more equitable adjustments to the Performance Factors to preserve the Board’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Board to make or not make any such equitable adjustments.

27.27. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

27.28. “Performance Share” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.29. “Performance Unit” means an Award as defined in Section 9 and granted under the Plan, the payment of which is contingent upon achieving certain performance goals established by the Board.

27.30. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

27.31. “Plan” means this Achieve Life Sciences, Inc. 2023 Non-Employee Equity Incentive Plan.

27.32. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

27.33. “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.

27.34. “Restricted Stock Unit” means an Award as defined in Section 7 and granted under the Plan.

27.35. “SEC” means the United States Securities and Exchange Commission.

27.36. “Securities Act” means the United States Securities Act of 1933, as amended.

27.37. “Service” will mean service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Board may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the Participant’s Service, unless determined by the Board, in its discretion or to the extent set forth in the applicable Award Agreement. The Board will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service. An employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) will not terminate the Participant’s Service, unless determined by the Board, in its discretion. The Board will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

27.38. “Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.

27.39. “Stock Bonus” means an Award defined in Section 8 and granted under the Plan.

27.40. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.41. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

27.42. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above ACHIEVE LIFE SCIENCES, INC. 1040 WEST GEORGIA STREET Use the Internet to transmit your voting instructions and for electronic delivery of SUITE 1030 information. Vote by 11:59 P.M. Eastern Time on June 6, 2023. Have your proxy card in VANCOUVER, BC V6E 4H1 hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACHV2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All The Board of Directors recommends you vote FOR Except” and write the number(s) of the nominee(s) on the line below. the following: 0 0 0 1. Election of Directors Nominees 01) 06) Thomas John Bencich B. King 02) 07) Thomas Vaughn Sellig Himes 08) 03) Richard Cindy Jacobs Stewart 04) Stuart Duty 05) Bridget Martell The Board of Directors recommends you vote FOR The Board of Directors recommends you the following proposals: For Against Abstain vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 2 . PricewaterhouseCoopers To ratify the appointment LLP of as our independent 0 0 0 6. vote, To select, the frequency by a non- binding at which advisory our 0 0 0 0 registered fiscal year public ending accounting December 31, firm 2023 for . the stockholders by a non-binding will advisory be asked vote, to approve, the executive compensation officers paid . by us to our named 3 . Second To approve Amended an amendment and Restated and restatement Certificate of of our 0 0 0 officers Incorporation as permitted to permit pursuant the exculpation to recent of NOTE: In their discretion, the proxies may transact Law amendments . to the Delaware General Corporation meeting such other or business any adjournment as properly thereof comes. before the 4. compensation to approve, by paid a non by- binding us to our advisory named executive vote, the 0 0 0 officers. 5. To Equity approve Incentive our 2023 Plan Non. -Employee Director 0 0 0 attorney, please sign executor, exactly as administrator, your name(s) or appear(s) other fiduciary, hereon. When please signing give as full title sign. If as a such corporation. Joint owners or partnership, should each please sign personally sign in full. All corporate holders or must partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2023: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ACHIEVE LIFE SCIENCES, INC. Annual Meeting of Stockholders June 7, 2023 This proxy is solicited by the Board of Directors The undersigned hereby nominates and appoints John Bencic and Richard Stewart, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held via webcast at www.virtualshareholdermeeting.com/ACHV2023, on June 7, 2023 at 12:00 p.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side)